Exhibit 99.1

NEWS

5350 Tech Data Drive
Clearwater, FL 33760
(727) 539-7429

FOR IMMEDIATE RELEASE	SYMBOL: TECD
Tuesday, May 22, 2007	TRADED: NASDAQ/NMS

Tech Data Reports Fiscal 2008 First-Quarter Results

Record first quarter net sales total $5.4 billion,

a 9.3 percent increase year-over-year

CLEARWATER, FL. — Tech Data Corporation, a leading distributor of IT products, today announced results for the first quarter ended April 30, 2007.

Results At A Glance (1)

($ in millions, except per share amounts)	Three months ended April 30, 2007		Three months ended April 30, 2006
Net sales		$5,402.1		$4,944.1

Operating income (GAAP) Operating income (Non-GAAP)	$ $	29.7 38.1	$ $	29.0 39.6

Income from continuing operations (GAAP) Income from continuing operations (Non-GAAP)	$ $	9.9 18.2	$ $	8.9 18.0

Net income per diluted share – continuing operations (GAAP) Net income per diluted share – continuing operations (Non-GAAP)	$ $	.18 .33	$ $	.16 .32

(1)	Please refer to the GAAP to Non-GAAP Reconciliation that is contained in the attached financial summary.

This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com.

Net sales for the first quarter ended April 30, 2007 were $5.4 billion, an increase of 9.3 percent from $4.9 billion in the first quarter of fiscal 2007.

The company recorded income from continuing operations of $9.9 million, or $.18 per diluted share for the first quarter ended April 30, 2007, based upon Generally Accepted Accounting Principles (“GAAP”). This compares to $8.9 million, or $.16 per diluted share for the prior-year period. Results for the first quarter of fiscal 2008 include an $8.8 million charge related to the company’s closure of its operations in the United Arab Emirates (UAE). The primarily non-cash charge (reflected as “loss on disposal of subsidiary”) is comprised of $8.4 million of foreign currency translation losses which had been previously recorded in shareholders’ equity and $0.4 million for severance costs and certain asset write-offs. The company decided to close the UAE operations during the first quarter of fiscal 2008 as part of its ongoing initiatives to optimize profitability worldwide. Excluding these charges and a $0.01 per diluted share benefit from an adjustment to previously recorded restructuring accruals, non-GAAP net income for the first quarter of fiscal 2008 totaled $18.2 million, or $.33 per diluted share. In addition, the UAE operations incurred an operating loss of approximately $(5.0) million for the first quarter of fiscal 2008, which was primarily the result of an increase in credit and inventory costs related to the closure. This operating loss is reflected in both the GAAP and non-GAAP results and did not generate any tax benefit in the quarter.

Tech Data Reports Fiscal 2008 First Quarter Results

May 22, 2007

Results for the comparable first quarter of fiscal 2007 included $6.5 million of restructuring charges and $4.1 million of consulting costs related to the company’s European restructuring program completed in the third quarter of fiscal 2007. Excluding these charges and costs, non-GAAP income from continuing operations for the first quarter of fiscal 2007 totaled $18.0 million, or $.32 per diluted share. Including income from discontinued operations of $3.9 million, or $.07 per diluted share, related to the sale of the European training business, net income for the first quarter of fiscal 2007 was $22.0 million, or $.39 per diluted share.

“Our first quarter progress validates that our strategic initiatives are on the right track. We continue to hone our position for long-term success, and while we know we still have work to do, it is clear that our renewed focus on the marketplace and our efforts to optimize our product and customer portfolio mix are beginning to take hold,” commented Robert M. Dutkowsky, Tech Data’s chief executive officer. “We will continue to assess all of our operations and make appropriate adjustments as we strive to optimize our investments worldwide, leverage our infrastructure and achieve improved profitability and return on capital employed.”

First-Quarter Financial Summary

•

Net sales in the Americas (including the United States, Canada, Latin America and export sales to the Caribbean) were $2.5 billion, or 46 percent of worldwide net sales, representing an increase of 6.1 percent over the first quarter of fiscal 2007 and a decrease of 1.0 percent over the fourth quarter of fiscal 2007. Net sales in Europe (including Europe, the Middle East and export sales to Africa) totaled $2.9 billion, or 54 percent of worldwide net sales, representing an increase of 12.2 percent (2.1 percent increase on a local currency basis) over the first quarter of fiscal 2007 and a decrease of 19.3 percent (20.8 percent decrease on a local currency basis) over the seasonally stronger fourth quarter of fiscal 2007.

•

Gross margin for the first quarter of fiscal 2008 was 4.72 percent compared to 4.80 percent in the prior-year first quarter. The decline in gross margin was attributable to higher inventory costs, including those related to the closure of the UAE operations.

•

Selling, general and administrative expenses (SG&A) were $217.2 million or 4.02 percent of net sales compared to $201.6 million or 4.08 percent of net sales in the first quarter of fiscal 2007. SG&A in the first quarter of fiscal 2007 included $4.1 million, or approximately .08 percent of net sales, in consulting costs associated with the European restructuring program completed in the third quarter of fiscal 2007. As a percentage of net sales, the year-over-year decline in SG&A was attributable to productivity improvements achieved from the company’s European restructuring program and the elimination of the noted consulting costs, which were offset by a general increase in operating costs to support sales growth and various strategic initiatives.

•

For the first quarter of fiscal 2008, operating income was $29.7 million, or .55 percent of net sales. This compared to operating income of $29.0 million, or .59 percent of net sales in the first quarter of fiscal 2007. On a non-GAAP basis, excluding the loss on disposal of the UAE subsidiary and restructuring related charges in both periods (including consulting costs in fiscal 2007 only), operating income was $38.1 million,

Tech Data Reports Fiscal 2008 First Quarter Results

May 22, 2007

or .71 percent of net sales in the first quarter of fiscal 2008 compared to $39.6 million, or .80 percent of net sales in the prior-year period. In addition, in the first quarter of fiscal 2008, the company incurred an operating loss of $(5.0) million in the UAE which negatively impacted operating income by approximately (.09) percent of net sales.

•

On a regional basis, operating income in the Americas was 1.54 percent of net sales compared to 1.59 percent of net sales in the first quarter of fiscal 2007. The decrease was primarily attributable to an increase in sales and operations staff to support growth and various strategic initiatives. In Europe, the company generated an operating loss of (.21) percent of net sales compared to an operating loss of (.25) percent of net sales in the first quarter of fiscal 2007. Excluding the loss on disposal of the UAE subsidiary and restructuring related charges from both periods (including consulting costs in fiscal 2007 only), non-GAAP operating income in Europe for the first quarter of fiscal 2008 was .08 percent of net sales compared to .16 percent in the first quarter of fiscal 2007. Europe’s operating income in the first quarter of fiscal 2008 was negatively impacted by (.17) percent of net sales due to the $(5.0) million operating loss in the UAE. Stock-based compensation expense is not included in the regional segment reporting results; these expenses are presented as a separate reconciling item in the company’s segment reporting (see “Supplementary Information” table attached).

Business Outlook

Statements made regarding the company’s business outlook are based on current expectations and the company’s internal plan. These statements are forward-looking and, as outlined in the company’s periodic filings with the Securities and Exchange Commission, actual results may differ materially. For the second quarter ending July 31, 2007, the company anticipates net sales to be in the range of $5.20 billion to $5.35 billion. This assumes year-over-year mid-single digit growth in the Americas and low-to-mid single digit growth in Europe on a local currency basis. The company expects to incur additional costs during the second quarter of fiscal 2008 to complete the closure of its UAE subsidiary and certain other operations as well as the closure of a European logistics center to drive further efficiencies. These costs are expected to include operating losses in the range of $2.0 million to $3.0 million and a loss on the disposal of subsidiaries and restructuring charges totaling in the range of $15.0 million to $18.0 million. The company anticipates an effective tax rate for the second quarter of fiscal 2008, excluding the loss on disposal of subsidiaries and restructuring charges, in the range of 45 percent to 50 percent.

Webcast Details

Tech Data will be discussing its first-quarter results on a conference call today at 9:00 a.m. (ET). A webcast of the call, including supplemental schedules, will be available to all interested parties and can be accessed at www.techdata.com (Investor Relations section). The webcast will be available for replay until 5:00 p.m. (ET) on Tuesday, May 29, 2007.

Non-GAAP Financial Information

The non-GAAP data contained in this release is included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the company, exclude restructuring charges, certain consulting costs, impairment charges, changes in valuation allowances for certain deferred tax assets, extraordinary gains or losses and other infrequent, non-recurring or unusual items. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial summary. This information is also available for review on the Investor Relations section of Tech Data’s website at www.techdata.com.

Tech Data Reports Fiscal 2008 First Quarter Results

May 22, 2007

Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements, based on the company's current expectations that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: intense competition both domestically and internationally; narrow profit margins; dependence on information systems; potential adverse effects of acquisitions; exposure to natural disasters, war and terrorism; dependence on independent shipping companies; potential impact of labor strikes; risk of declines in inventory value; product supply and availability; changes in vendor terms and conditions; loss of significant customers; credit exposure due to the deterioration in the financial condition of our customers; the inability to obtain required capital; fluctuations in interest rates; foreign currency exchange risks and exposure to foreign markets; the impact of changes in income tax and other regulatory legislation; changes in accounting rules; and the volatility of common stock. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company's Investor Relations website at www.techdata.com. All information in this release is as of May 22, 2007. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company's expectations.

About Tech Data

Founded in 1974, Tech Data Corporation (NASDAQ GS: TECD) is a leading distributor of IT products, with more than 90,000 customers in over 100 countries. The company's business model enables technology solution providers, manufacturers and publishers to cost-effectively sell to and support end users ranging from small-to-midsize businesses (SMB) to large enterprises. Ranked 109th on the FORTUNE 500(R), Tech Data generated $21.4 billion in net sales for its fiscal year ended January 31, 2007. For more information, visit www.techdata.com.

FOR MORE INFORMATION CONTACT:

Jeffery P. Howells, Executive Vice President and Chief Financial Officer

727-538-7825 (jeff.howells@techdata.com)

or

Kristin Wiemer-Bohnsack, Director, Investor Relations and Shareholder Services

727-532-8866 (kristin.wiemer@techdata.com)

Tech Data Reports Fiscal 2008 First Quarter Results

May 22, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended
	April 30,
	2007	2006
Net sales	$5,402,077	$4,944,126
Cost of products sold	5,146,829	4,706,987

Gross profit	255,248	237,139
Selling, general and administrative expenses	217,152	201,618
Loss on disposal of subsidiary	8,837	—
Restructuring charges	(453)	6,479

Operating income	29,712	29,042
Net interest expense and other	7,943	9,560
Net foreign currency exchange (gain) loss	(1,657)	209

Income from continuing operations before income taxes	23,426	19,273
Provision for income taxes	13,524	10,328

Income from continuing operations	9,902	8,945
Discontinued operations, net of tax	—	3,946

Net income	$9,902	$12,891

Net income per common share – basic:
Continuing operations	$.18	$.16
Discontinued operations	—	.07

Net income	$.18	$.23

Net income per common share – diluted:
Continuing operations	$.18	$.16
Discontinued operations	—	.07

Net income	$.18	$.23

Weighted average common shares outstanding:
Basic	54,961	55,906
Diluted	55,331	56,265

Tech Data Reports Fiscal 2008 First Quarter Results

May 22, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(In thousands)

	April 30,	January 31,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$453,903	$265,006
Accounts receivable, net	2,371,194	2,464,735
Inventories	1,490,067	1,556,008
Prepaid expenses and other assets	173,796	122,103

Total current assets	4,488,960	4,407,852
Property and equipment, net	141,411	140,762
Goodwill	2,966	2,966
Other assets, net	157,056	152,284

Total assets	$4,790,393	$4,703,864

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Revolving credit loans	$45,147	$77,195
Accounts payable	2,024,972	2,011,203
Current portion of long-term debt	1,827	2,376
Accrued expenses and other liabilities	521,077	500,514

Total current liabilities	2,593,023	2,591,288
Long-term debt	363,889	363,604
Other long-term liabilities	47,021	46,252

Total liabilities	3,003,933	3,001,144

Total shareholders' equity	1,786,460	1,702,720

Total liabilities and shareholders' equity	$4,790,393	$4,703,864

Tech Data Reports Fiscal 2008 First Quarter Results

May 22, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended April 30,
	2007	2006
Operating Income
GAAP operating income	$29,712	$29,042
Loss on disposal of subsidiary (1)	8,837	—
Restructuring charges	(453)	6,479
Other costs (2)	—	4,136

Non-GAAP operating income	$38,096	$39,657

Net Income
GAAP income from continuing operations	$9,902	$8,945
Loss on disposal of subsidiary (1)	8,837	—
Restructuring charges	(453)	6,479
Other costs (2)	—	4,136
Tax effect on restructuring charges and other costs	(90)	(1,553)

Non-GAAP income from continuing operations	$18,196	$18,007
Discontinued operations, net of tax	—	3,946

Non-GAAP net income	$18,196	$21,953

Net Income per Diluted Share
GAAP income per diluted share from continuing operations	$.18	$.16
Loss on disposal of subsidiary (1)	.16	—
Restructuring charges	(.01)	.12
Other costs (2)	—	.07
Tax effect on restructuring charges and other costs	—	(.03)

Non-GAAP income per diluted share from continuing operations	$.33	$.32
Discontinued operations, net of tax	—	.07

Non-GAAP net income per diluted share	$.33	$.39

Weighted average common shares outstanding
Basic	54,961	55,906
Diluted	55,331	56,265

(1)	Loss on disposal of subsidiary relates to the closure of the company’s UAE operations and includes $8.4 million for the recognition of foreign currency translation losses and $0.4 million in severance costs and certain asset write-offs.
(2)	Other costs represent consulting costs related to the company’s European restructuring program completed in the third quarter of fiscal 2007.

Tech Data Reports Fiscal 2008 First Quarter Results

May 22, 2007

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Three months ended April 30, 2007		Three months ended April 30, 2006
	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP Operating Income (Loss) by Segment
Americas	$38,502	1.54%	$37,357	1.59%
Europe	(6,137)	(.21)%	(6,440)	(.25)%
Stock-based compensation reconciling amount	(2,653)	(.05)%	(1,875)	(.04)%

Worldwide total	$29,712.55%		$29,042.59%

	Three months ended April 30, 2007		Three months ended April 30, 2006
	Operating Income	Operating Margin	Operating Income	Operating Margin
Non-GAAP Operating Income by Segment
Americas	$38,502	1.54%	$37,357	1.59%
Europe	2,247.08%		4,175.16%
Stock-based compensation reconciling amount	(2,653)	(.05)%	(1,875)	(.04)%

Worldwide total	$38,096.71%		$39,657.80%

	Three months ended April 30, 2007		Three months ended April 30, 2006
	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP to Non-GAAP Reconciliation of Europe Operating Income (Loss)
GAAP operating income (loss)	$(6,137)	(.21)%	$(6,440)	(.25)%
Loss on disposal of subsidiary (1)	8,837.30%		—	—
Restructuring charges	(453)	(.01)%	6,479.25%
Other costs (2)	—	—	4,136.16%

Non-GAAP Europe operating income	$2,247.08%		$4,175.16%

(1)	Loss on disposal of subsidiary relates to the closure of the company’s UAE operations and includes $8.4 million for the recognition of foreign currency translation losses and $0.4 million in severance costs and certain asset write-offs.
(2)	Other costs represent consulting costs related to the company’s European restructuring program completed in the third quarter of fiscal 2007.